UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2020

Farmers and Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)	Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD		21074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On March 6, 2020, Farmers and Merchants Bancshares, Inc. (the “Company”), the parent company of Farmers and Merchants Bank (“F&M Bank”), Anthem Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), and Carroll Bancorp, Inc. (“Carroll”), the parent company of Carroll Community Bank (“Carroll Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will acquire Carroll through the merger of Merger Sub with and into Carroll, with Carroll as the surviving corporation, followed thereafter by the merger of Carroll with an into the Company, with the Company as the surviving corporation (collectively, the “Merger”). The Merger Agreement has been approved by the boards of directors of the Company, Merger Sub and Carroll. Immediately following the Merger, Carroll Bank will be merged with and into F&M Bank, with F&M Bank as the surviving Maryland commercial bank (the “Bank Merger”).

Under the terms of the Merger Agreement, the Company will acquire the outstanding shares of Carroll common stock for an amount of cash (the “Merger Consideration”) equal to $25 million, subject to a dollar-for dollar reduction if Carroll’s tangible book value prior to the closing of the Merger (the “Closing”) does not equal or exceed $18,200,000 (exclusive of Carroll’s transaction-related expenses). In exchange for each share of Carroll common stock outstanding as of the effective time of the Merger, stockholders of Carroll will receive cash in an amount equal to the Merger Consideration divided by the total number of shares of Carroll common stock issued and outstanding as of the effective time (the “Per Share Consideration”). Based on 1,155,765 shares of Carroll common stock issued and outstanding, the Per Share Consideration would be approximately $21.63 per share. It should be noted that the foregoing amount is only an estimate and will likely change, as it will be dictated by Carroll’s financial condition as of the Closing and the number of shares of its common stock that are issued and outstanding immediately prior to the Closing, both of which are subject to uncertainty and cannot be estimated with any certainty as of the date of this report.

The Company intends to fund the Merger Consideration through a combination of a third-party loan to the Company in an amount up to $16 million (the “Holding Company Loan”) and a $9 million cash dividend to be paid by F&M Bank.

Consummation of the Merger is subject to various conditions, including, among others, the approval of the Merger Agreement by Carroll’s stockholders, the receipt of required regulatory approvals relating to the Merger and the Bank Merger, and the funding of the Holding Company Loan. The Merger Agreement contains customary representations, warranties and covenants of the Company and Carroll, and Carroll has agreed that its board of directors will recommend approval of the Merger to Carroll’s stockholders, subject to certain exceptions to permit Carroll’s directors to comply with their fiduciary duties. The Merger Agreement contains certain termination rights for both the Company and Carroll and further provides that, upon termination of the Merger Agreement under specified circumstances relating to a superior acquisition proposal received by Carrol, Carroll might be required to pay a $1.0 million termination fee to the Company.

Carroll has generally agreed not to solicit proposals relating to, enter into discussions or negotiations concerning, or provide confidential information in connection with, alternative mergers, consolidations, acquisitions or other business combination transactions or agree to or approve such an alternative transaction. However, the Merger Agreement permits Carroll to take one or more of such prohibited actions, subject to the provisions of the Merger Agreement, in response to certain superior acquisition proposals.

In connection with the execution of the Merger Agreement, each of the directors and executive officers of Carroll, in their individual capacities as stockholders, entered into a Support Agreement with the Company (each, a “Support Agreement”), pursuant to which they agreed, among other things, to vote their shares of Carroll common stock in favor of the Merger, to take certain other actions in support of the Merger, and to forbear from taking certain actions detrimental to the Merger.

In addition, Russell J. Grimes, Jr., the President and CEO of Carroll and Carroll Bank, has entered into a Settlement Agreement with Carroll, Carroll Bank, the Company and F&M Bank (the “Settlement Agreement”) and a Business Protection Agreement with the Company and F&M Bank (the “Business Protection Agreement”). Pursuant to the Settlement Agreement, Mr. Grimes’ current employment agreement with Carroll and Carroll Bank will be terminated in connection with the Merger in consideration for which he will be entitled to a lump-sum change-in-control cash payment from Carroll, Purchaser or F&M Bank equal to 2.99 times his average gross income for the five years ending December 31, 2019, or $712,717.33, subject to any applicable tax withholdings. Pursuant to the Business Protection Agreement, subject to the consummation of the Merger, Mr. Grimes will agree to certain restrictions on his ability to compete with the Company and F&M Bank and on his ability to solicit their customers and employees following the Merger, for which the Company agreed to make a lump sum payment to Mr. Grimes in the amount of $100,000, subject to any applicable tax withholdings.

The foregoing information relating to the Merger and the related transactions is intended only as a summary and is qualified in its entirety by reference to the terms of the Merger Agreement, the Support Agreement, the Settlement Agreement, and the Business Protection Agreement (the “Merger Documents”). A copy of the Merger Agreement is filed herewith as Exhibit 2.1, which includes the form of Support Agreement as Exhibit B, the form of the Settlement Agreement as Exhibit E, and the form of Business Protection Agreement as Exhibit F. The Company has included copies of the Merger Documents with this report pursuant to Item 601 of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”) and to provide investors and security holders with information regarding their terms. This report is not intended to provide any other factual or financial information about the Company, Carroll or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Documents were made only for purposes of those documents and as of specific dates; were solely for the benefit of the parties to the Merger Documents, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Carroll or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company and/or Carroll.

Additional Information

This communication is being made in respect of the proposed Merger involving the Company and Carroll.

In connection with the Merger, Carroll will mail or otherwise provide to its stockholders a proxy statement regarding the proposed Merger. Carroll stockholders are urged to read the proxy statement regarding the Merger in its entirety when it becomes available and any information or documents that the Company may file with the SEC, including any information and documents incorporated therein by reference, because they will contain important information about the Merger, Carroll and the Company.

Caution Regarding Forward-Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, including risks related to the failure to obtain necessary regulatory and Carroll stockholder approvals, the Company’s failure to close on the Holding Company Loan, and the possibility that the Merger does not close, including in circumstances in which Carroll would be obligated to pay the Company a termination fee or other expenses and vice versa; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected synergies from the proposed Merger will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed Merger on the market price of the Company’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed Merger; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future interest rates; changes in tax laws, regulations, rates and policies; competitive developments; and other risk factors detailed from time to time in the Company’s filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company and Carroll expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

The exhibits furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2020, by and among Farmers and Merchants Bancshares, Inc., Anthem Acquisition Corp., and Carroll Bancorp, Inc. (filed herewith).*

* The disclosure schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted disclosure schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: March 11, 2020	By:	/s/ James R. Bosley, Jr.
James R. Bosley, Jr.
President & CEO

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